As filed with the Securities and Exchange Commission on October 28, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Raytheon Technologies Corporation
(Exact name of Registrant as specified in its charter)
Delaware	3724	06-3789412
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Frank R. Jimenez
Executive Vice President and General Counsel
Raytheon Technologies Corporation
870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with copy to:
Joshua R. Cammaker, Esq.
Benjamin M. Roth, Esq.
Kathryn Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)      ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.100% Notes due 2021	$181,150,000	100%	$181,150,000	$19,763.47
2.500% Notes due 2022	$910,309,000	100%	$910,309,000	$99,314.71
2.800% Notes due 2022	$960,726,000	100%	$960,726,000	$104,815.21
3.700% Notes due 2023	$359,702,000	100%	$359,702,000	$39,243.49
3.150% Notes due 2024	$242,777,000	100%	$242,777,000	$26,486.97
3.200% Notes due 2024	$867,643,000	100%	$867,643,000	$94,659.85
8.610% Notes due 2025	$2,000,000	100%	$2,000,000	$218.20
8.610% Notes due 2025	$3,000,000	100%	$3,000,000	$327.30
8.650% Notes due 2025	$1,245,000	100%	$1,245,000	$135.83
8.650% Notes due 2025	$5,000,000	100%	$5,000,000	$545.50
7.280% Notes due 2025	$16,520,000	100%	$16,520,000	$1,802.33
7.298% Notes due 2025	$20,000,000	100%	$20,000,000	$2,182.00
7.750% Notes due 2025	$20,000,000	100%	$20,000,000	$2,182.00
7.500% Notes due 2026	$10,000,000	100%	$10,000,000	$1,091.00
3.500% Notes due 2027	$1,153,072,000	100%	$1,153,072,000	$125,800.16
7.100% Notes due 2027	$128,850,000	100%	$128,850,000	$14,057.54
7.200% Notes due 2027	$318,831,000	100%	$318,831,000	$34,784.46
7.000% Notes due 2028	$164,020,000	100%	$164,020,000	$17,894.58
6.800% Notes due 2036	$128,716,000	100%	$128,716,000	$14,042.92
7.000% Notes due 2038	$134,016,000	100%	$134,016,000	$14,621.15
4.875% Notes due 2040	$534,038,000	100%	$534,038,000	$58,263.55
4.700% Notes due 2041	$407,199,000	100%	$407,199,000	$44,425.41
4.800% Notes due 2043	$388,192,000	100%	$388,192,000	$42,351.75
4.200% Notes due 2044	$262,547,000	100%	$262,547,000	$28,643.88
7.375% Notes due 2046	$10,000,000	100%	$10,000,000	$1,091.00
4.350% Notes due 2047	$956,014,000	100%	$956,014,000	$104,301.13
Total	$8,185,567,000	N/A	$8,185,567,000	$893,045.36
(1)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 28, 2020

RAYTHEON TECHNOLOGIES CORPORATION
Offers to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Corresponding Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$181,150,000 3.100% Notes due 2021 (CUSIP No. 75513E CD1)	$181,150,000 3.100% Notes due 2021 (CUSIP No. 75513E BA8 AND U7532Y AW4)
$910,309,000 2.500% Notes due 2022 (CUSIP No. 75513E BW0)	$910,309,000 2.500% Notes due 2022 (CUSIP No. 75513E AT8 AND U7532Y AP9)
$960,726,000 2.800% Notes due 2022 (CUSIP No. 75513E CE9)	$960,726,000 2.800% Notes due 2022 (CUSIP No. 75513E BB6 AND U7532Y AX2)
$359,702,000 3.700% Notes due 2023 (CUSIP No. 75513E CF6)	$359,702,000 3.700% Notes due 2023 (CUSIP No. 75513E BC4 AND U7532Y AY0)
$242,777,000 3.150% Notes due 2024 (CUSIP No. 75513E BX8)	$242,777,000 3.150% Notes due 2024 (CUSIP No. 75513E AU5 AND U7532Y AQ7)
$867,643,000 3.200% Notes due 2024 (CUSIP No. 75513E CG4)	$867,643,000 3.200% Notes due 2024 (CUSIP No. 75513E BD2 AND U7532Y AZ7)
$2,000,000 8.610% Notes due 2025 (CUSIP No. 75513E BM2)	$2,000,000 8.610% Notes due 2025 (CUSIP No. 75513E AJ0 AND U7532Y AE4)
$3,000,000 8.610% Notes due 2025 (CUSIP No. 75513E BJ9)	$3,000,000 8.610% Notes due 2025 (CUSIP No. 75513E AF8 AND U7532Y AB0)
$1,245,000 8.650% Notes due 2025 (CUSIP No. 75513E BH3)	$1,245,000 8.650% Notes due 2025 (CUSIP No. 75513E AE1 AND U7532Y AA2)
$5,000,000 8.650% Notes due 2025 (CUSIP No. 75513E BL4)	$5,000,000 8.650% Notes due 2025 (CUSIP No. 75513E AH4 AND U7532Y AD6)
$16,520,000 7.280% Notes due 2025 (CUSIP No. 75513E BQ3)	$16,520,000 7.280% Notes due 2025 (CUSIP No. 75513E AM3 AND U7532Y AH7)
$20,000,000 7.298% Notes due 2025 (CUSIP No. 75513E BP5)	$20,000,000 7.298% Notes due 2025 (CUSIP No. 75513E AL5 AND U7532Y AG9)
$20,000,000 7.750% Notes due 2025 (CUSIP No. 75513E BN0)	$20,000,000 7.750% Notes due 2025 (CUSIP No. 75513E AK7 AND U7532Y AF1)
$10,000,000 7.500% Notes due 2026 (CUSIP No. 75513E BR1)	$10,000,000 7.500% Notes due 2026 (CUSIP No. 75513E AN1 AND U7532Y AJ3)
$1,153,072,000 3.500% Notes due 2027 (CUSIP No. 75513E CH2)	$1,153,072,000 3.500% Notes due 2027 (CUSIP No. 75513E BE0 AND U7532Y BA1)
$128,850,000 7.100% Notes due 2027 (CUSIP No. 75513E BS9)	$128,850,000 7.100% Notes due 2027 (CUSIP No. 75513E AP6 AND U7532Y AK0)
$318,831,000 7.200% Notes due 2027 (CUSIP No. 75513E BY6)	$318,831,000 7.200% Notes due 2027 (CUSIP No. 75513E AV3 AND U7532Y AR5)
$164,020,000 7.000% Notes due 2028 (CUSIP No. 75513E BZ3)	$164,020,000 7.000% Notes due 2028 (CUSIP No. 75513E AW1 AND U7532Y AS3)
$128,716,000 6.800% Notes due 2036 (CUSIP No. 75513E BT7)	$128,716,000 6.800% Notes due 2036 (CUSIP No. 75513E AQ4 AND U7532Y AL8)
$134,016,000 7.000% Notes due 2038 (CUSIP No. 75513E BU4)	$134,016,000 7.000% Notes due 2038 (CUSIP No. 75513E AR2 AND U7532Y AM6)
$534,038,000 4.875% Notes due 2040 (CUSIP No. 75513E CA7)	$534,038,000 4.875% Notes due 2040 (CUSIP No. 75513E AX9 AND U7532Y AT1)
$407,199,000 4.700% Notes due 2041 (CUSIP No. 75513E CB5)	$407,199,000 4.700% Notes due 2041 (CUSIP No. 75513E AY7 AND U7532Y AU8)
$388,192,000 4.800% Notes due 2043 (CUSIP No. 75513E CJ8)	$388,192,000 4.800% Notes due 2043 (CUSIP No. 75513E BF7 AND U7532Y BB9)
$262,547,000 4.200% Notes due 2044 (CUSIP No. 75513E CC3)	$262,547,000 4.200% Notes due 2044 (CUSIP No. 75513E AZ4 AND U7532Y AV6)
$10,000,000 7.375% Notes due 2046 (CUSIP No. 75513E BV2)	$10,000,000 7.375% Notes due 2046 (CUSIP No. 75513E AS0 AND U7532Y AN4)
$956,014,000 4.350% Notes due 2047 (CUSIP No. 75513E CK5)	$956,014,000 4.350% Notes due 2047 (CUSIP No. 75513E BG5 AND U7532Y BC7)

Principal Terms of the Exchange Offers
These are offers (the “exchange offers”) by Raytheon Technologies Corporation, a Delaware corporation (“RTX,” the “Company,” “we,” “us,” “our,” the “Issuer” or the “Registrant”), to exchange all outstanding unregistered Restricted Notes (as defined below) for an equal principal amount of the respective series of the Company’s 3.100% Notes due 2021, 2.500% Notes due 2022, 2.800% Notes due 2022, 3.700% Notes due 2023, 3.150% Notes due 2024, 3.200% Notes due 2024, 8.610% Notes due 2025, 8.610% Notes due 2025, 8.650% Notes due 2025, 8.650% Notes due 2025, 7.280% Notes due 2025, 7.298% Notes due 2025, 7.750% Notes due 2025, 7.500% Notes due 2026, 3.500% Notes due 2027, 7.100% Notes due 2027, 7.200% Notes due 2027, 7.000% Notes due 2028, 6.800% Notes due 2036, 7.000% Notes due 2038, 4.875% Notes due 2040, 4.700% Notes due 2041, 4.800% Notes due 2043, 4.200% Notes due 2044, 7.375% Notes due 2046 and 4.350% Notes due 2047 (collectively, the “Registered Notes”) the offers of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Company issued the unregistered 3.100% Notes due 2021 (CUSIP No. 75513E BA8 AND U7532Y AW4), 2.500% Notes due 2022 (CUSIP No. 75513E AT8 AND U7532Y AP9), 2.800% Notes due 2022 (CUSIP No. 75513E BB6 AND U7532Y AX2), 3.700% Notes due 2023 (CUSIP No. 75513E BC4 AND U7532Y AY0), 3.150% Notes due 2024 (CUSIP No. 75513E AU5 AND U7532Y AQ7), 3.200% Notes due 2024 (CUSIP No. 75513E BD2 AND U7532Y AZ7), 8.610% Notes due 2025 (CUSIP No. 75513E AJ0 AND U7532Y AE4), 8.610% Notes due 2025 (CUSIP No. 75513E AF8 AND U7532Y AB0), 8.650% Notes due 2025 (CUSIP No. 75513E AE1 AND U7532Y AA2), 8.650% Notes due 2025 (CUSIP No. 75513E AH4 AND U7532Y AD6), 7.280% Notes due 2025 (CUSIP No. 75513E AM3 AND U7532Y AH7), 7.298% Notes due 2025 (CUSIP No. 75513E AL5 AND U7532Y AG9), 7.750% Notes due 2025 (CUSIP No. 75513E AK7 AND U7532Y AF1), 7.500% Notes due 2026 (CUSIP No. 75513E AN1 AND U7532Y AJ3), 3.500% Notes due 2027 (CUSIP No. 75513E BE0 AND U7532Y BA1), 7.100% Notes due 2027 (CUSIP No. 75513E AP6 AND U7532Y AK0), 7.200% Notes due 2027 (CUSIP No. 75513E AV3 AND U7532Y AR5), 7.000% Notes due 2028 (CUSIP No. 75513E AW1 AND U7532Y AS3), 6.800% Notes due 2036 (CUSIP No. 75513E AQ4 AND U7532Y AL8), 7.000% Notes due 2038 (CUSIP No. 75513E AR2 AND U7532Y AM6), 4.875% Notes due 2040 (CUSIP No. 75513E AX9 AND U7532Y AT1), 4.700% Notes due 2041 (CUSIP No. 75513E AY7 AND U7532Y AU8), 4.800% Notes due 2043 (CUSIP No. 75513E BF7 AND U7532Y BB9), 4.200% Notes due 2044 (CUSIP No. 75513E AZ4 AND U7532Y AV6), 7.375% Notes due 2046 (CUSIP No. 75513E AS0 AND U7532Y AN4) and 4.350% Notes due 2047 (CUSIP No. 75513E BG5 AND U7532Y BC7) (collectively, the “Restricted Notes”) on June 10, 2020 in private offers pursuant to which such notes were exchanged for notes of the Company’s subsidiaries, Goodrich Corporation, Raytheon Company (“Raytheon”) and Rockwell Collins, Inc. (“Rockwell”).
Each of the exchange offers expires at 5:00 p.m., New York City time, on      , 2020, unless the Company extends one or more offers. You may withdraw tenders of Restricted Notes at any time prior to the expiration of the relevant exchange offer. The exchange offers are not subject to any condition other than that they will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offers have been instituted or threatened in any court or by any governmental agency. The exchange offers are not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.
Principal Terms of the Registered Notes
The terms of the Registered Notes to be issued in the exchange offers are substantially identical in all material respects to the terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement (as defined herein). No public market currently exists for the Restricted Notes. The Company does not intend to list the Registered Notes on any securities exchange or to apply for quotation in any automated dealer quotation system, and, therefore, no active public market is anticipated.
The Registered Notes, like the Restricted Notes, will be unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.
You should carefully consider the risk factors beginning on page 11 of this prospectus before participating in these exchange offers.
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of up to 180 days after the expiration date of the applicable exchange offer, if requested by one or more such broker-dealers, the Company will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution.”
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Registered Notes or the exchange offers or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2020.

The Company has not authorized anyone to provide you with information that is different from the information included or incorporated by reference in this document. The Company cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to sell these securities.
No person is authorized in connection with these exchange offers to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Registered Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Registered Notes and participate in the exchange offers solely on information contained or incorporated by reference in this prospectus.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations.
We have filed with the SEC a registration statement on Form S-4 (File No. 333-[_]) with respect to the exchange offers and the Registered Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about the Company, the exchange offers and the Registered Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. Statements the Company makes in this prospectus or in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When the Company makes such statements, the Company refers you to the copies of the contracts or documents that are filed, because those statements are qualified in all respects by reference to those exhibits. The registration statement incorporates important business and financial information about the Company that is not included or delivered with this document. The registration statement, including its exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to Raytheon Technologies Corporation, 870 Winter Street, Waltham, Massachusetts 02451, Attention: Investor Relations Department.
In order to ensure timely delivery, you must request the information no later than      , 2020, which is five business days before the expiration of the exchange offers.
i

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS
This prospectus and the documents incorporated by reference herein contain statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning.
Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to the Company of the Rockwell acquisition, the merger between the Company and Raytheon, or the spin-offs by the Company of Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”) into separate independent companies, including estimated synergies and customer cost savings resulting from the merger and the separation transactions and other statements that are not solely historical facts. In addition, this prospectus and the documents incorporated by reference herein include important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See the risks identified under the heading “Risk Factors” contained in this prospectus.
Additional important risks, uncertainties and other factors that may cause such differences are described in the Company’s Form 10-K and 10-Q Reports under the heading “Notes to Consolidated Financial Statements” under the heading “Note 19: Contingent Liabilities” or “Notes to Condensed Consolidated Financial Statements” under the heading “Note 17: Commitments and Contingencies;” the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Critical Accounting Estimates,” “Results of Operations,” and “Liquidity and Financial Condition;” and the sections titled “Legal Proceedings” and “Risk Factors.” Additional important information as to these factors is included in our 2019 Annual Report in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Restructuring Costs,” “Environmental Matters” and “Governmental Matters,” in our 2019 Form 10-K, as amended in the “Business” section under the headings “General,” “Description of Business by Segment” and “Other Matters Relating to Our Business as a Whole.” The forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference herein, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.
ii

SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the exchange offers or the Registered Notes, including information that may be important to you. To better understand our business and financial position, you should carefully review this entire document and the documents incorporated by reference herein, including the information under “Risk Factors” and “Cautionary Note Concerning Factors that May Affect Future Results.”
Raytheon Technologies Corporation
We are a global provider of high technology products and services to the aerospace industry and a technology and innovation leader specializing in defense and other government markets throughout the world. We primarily serve commercial and government customers in both the original equipment and aftermarket parts and services markets of the aerospace industry and both domestic and international customers as a prime contractor or subcontractor on a broad portfolio of defense and related programs for government customers. Our operations are classified into four principal business segments: Pratt & Whitney, Collins Aerospace Systems, Raytheon Intelligence & Space and Raytheon Missiles & Defense, with each segment comprised of groups of similar operating companies.
•	Pratt & Whitney: among the world’s leading suppliers of aircraft engines for the commercial, military, business jet and general aviation markets.
•
Collins Aerospace Systems: a leading global provider of technologically advanced aerospace products and aftermarket service solutions for aircraft manufacturers, airlines, regional, business and general aviation markets, as well as military and space operations.

•
Raytheon Intelligence & Space: a leading developer and provider of integrated sensor and communication systems for advanced missions, including space-enabled information and multi-domain intelligence solutions, as well as electronic warfare solutions, advanced training and logistics services, and cyber and software solutions to intelligence, defense, federal and commercial customers worldwide.

•
Raytheon Missiles & Defense: a leading designer, developer, integrator and producer of missile and combat systems for the armed forces of the U.S. and allied nations and a leader in integrated air and missile defense; large land- and sea-based radar solutions; command, control, communications, computers, cyber and intelligence solutions; naval combat and ship electronic and sensing systems; and undersea sensing and effects solutions.

Raytheon Technologies Corporation (formerly known as United Technologies Corporation) was incorporated in Delaware in 1934. Our principal executive offices are located at 870 Winter Street, Waltham, MA 02451, United States, telephone: (781) 522-3000.
Recent Developments
On November 26, 2018, we announced our intention to separate into three independent companies (the “Separation”). On April 2, 2020, we entered into a Separation and Distribution Agreement with Carrier and Otis, pursuant to which, among other things, we agreed to distribute (the “Distributions”) all of the outstanding common stock of Carrier and Otis to our shareowners who held shares of our common stock as of the close of business on March 19, 2020, the record date for the Distributions. We distributed 866,158,910 and 433,079,455 shares of common stock of Carrier and Otis, respectively, in the Distributions, effective at 12:01 a.m., New York City time, on April 3, 2020. As a result of the Distributions, Carrier and Otis are now independent publicly traded companies.
Also on April 3, 2020, pursuant to an Agreement and Plan of Merger, dated as of June 9, 2019, as amended as of March 9, 2020, we completed our previously announced merger of equals transaction (the “Raytheon merger”) with Raytheon, following the completion of the Separation and the Distributions. Upon closing of the Raytheon merger, our name changed to “Raytheon Technologies Corporation,” and our shares of common stock, which previously traded on the NYSE under the symbol “UTX”, began trading as of April 3, 2020 on the NYSE under the ticker symbol “RTX”. Raytheon (NYSE: RTN) shares ceased trading prior to the market open on April 3, 2020, and each share of Raytheon common stock was converted in the Raytheon merger into the right to receive 2.3348 shares of our common stock. Upon the completion of the Raytheon merger, Raytheon became a wholly-owned subsidiary of RTX.

THE EXCHANGE OFFERS
Background
On June 10, 2020, we completed private exchange offers for, and issued, the Restricted Notes. We are offering to issue the Registered Notes in exchange for the Restricted Notes to satisfy our obligations under the Registration Rights Agreement, dated as of June 10, 2020 (the “Registration Rights Agreement”), that we entered into with the dealer managers and solicitation agents with respect to those private exchanges.
The exchange offers are intended to satisfy the rights granted to holders of the Restricted Notes in the Registration Rights Agreement. After the exchange offers are complete, holders of Restricted Notes will no longer be entitled to any exchange or registration rights with respect to the Restricted Notes.
Exchange Offers
We are offering to exchange the Restricted Notes for a like principal amount of the applicable Registered Notes of the same series, the offer of which has been registered under the Securities Act.
The Registered Notes will be substantially identical in all material respects to the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.
The Restricted Notes may be exchanged only in minimum denominations of $2,000 (or, in the case of the 7.00% Restricted Notes due 2028, $1,000) and larger integral multiples of $1,000. You should read the discussion under the headings “The Registered Notes” and “Description of the Notes” for further information regarding the Registered Notes. You should also read the discussion under the heading “Terms of the Exchange Offers” for further information regarding the exchange offers and resale of the Registered Notes.
Resales
Based on interpretations by the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Company believes that the Registered Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:
•	are acquiring the Registered Notes in the ordinary course of business;
•	have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; and

•	you are not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act.
By signing the letter of transmittal and exchanging your Restricted Notes for Registered Notes, as described below, you will be making representations to this effect.
Each participating broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”
Any holder of Restricted Notes who:
•	is an affiliate of the Company, as defined in Rule 405 of the Securities Act;
•	does not acquire the Registered Notes in the ordinary course of its business; or
•	cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Registered Notes. The Company will not assume, nor will the Company indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Registered Notes issued in the exchange offers absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.
If applicable law or applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offers, or if the exchange offers are not consummated for any reason prior to the later of June 5, 2021 and the date on which, under certain circumstances, any dealer manager and solicitation agent so requests, the Company will be required to use commercially reasonable efforts to file a shelf registration statement under the Securities Act which would cover resales of the Restricted Notes. See “Terms of the Exchange Offers—Additional Obligations.”
Expiration Time
The exchange offers will expire at 5:00 p.m., New York City time, on      , 2020, or such later date and time to which the Company extends it. The Company does not currently intend to extend the expiration time for any of the offers.

Conditions to the Exchange Offers
The exchange offers are subject to the following conditions, which the Company may waive:
•	the exchange offers do not violate applicable law or applicable interpretations of the staff of the SEC; and
•
there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to these exchange offers, which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the exchange offers.

The exchange offers are not conditioned upon any minimum aggregate principal amount of the Restricted Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.
See “Terms of the Exchange Offers—Conditions to the Exchange Offers.”
Procedures for Tendering the Restricted Notes
If you wish to accept and participate in the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise electronically deliver the completed, executed letter of transmittal or the copy thereof, together with the Restricted Notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold Restricted Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program (“ATOP”) procedures of DTC described herein.
By signing or agreeing to be bound by the letter of transmittal, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, you represent to the Company that, among other things:
•	any Registered Notes that you receive will be acquired in the ordinary course of business;
•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes;
•
if you are a broker-dealer that will receive Registered Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of the Registered Notes; and

•	you are not an “affiliate” of the Company, as defined in Rule 405 under the Securities Act.
Special Procedures for Beneficial Owners
If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Restricted Notes in the exchange offers, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the person in whose name the Restricted Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time.
If you are a beneficial owner that holds Restricted Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your Restricted Notes, contact Euroclear or Clearstream directly to ascertain the procedures for tendering Restricted Notes and comply with such procedures.
Withdrawal of Tenders
Tenders of the Restricted Notes pursuant to the exchange offers may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written notice of withdrawal to the exchange agent at its address indicated under “Terms of the Exchange Offers—Exchange Agent” before the expiration time of the exchange offers.
Acceptance of the Restricted Notes and Delivery of the Registered Notes
If all of the conditions to the completion of these exchange offers are satisfied, the Company will accept any and all Restricted Notes that are properly tendered in these exchange offers and not properly withdrawn before the expiration time. The Company will return any Restricted Notes that the Company does not accept for exchange to its registered holder at the Company’s expense promptly after the expiration time. The Company will deliver the Registered Notes to the registered holders of Restricted Notes accepted for exchange promptly after the expiration time and acceptance of such Restricted Notes. See “Terms of the Exchange Offers—Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes.”
Effect on Holders of the Restricted Notes
As a result of making, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of, the exchange offers, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Restricted Notes does not tender its Restricted Notes in the exchange offers, such holder will continue to hold their Restricted Notes and such holder will be entitled to all the rights and limitations applicable to the Restricted Notes in the Indenture (as defined in “The Registered Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offers. See “Terms of the Exchange Offers—Purpose and Effect of the Exchange Offers.”
Consequences of Failure to Exchange
All untendered Restricted Notes will continue to be subject to the restrictions on transfer provided for in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Restricted Notes will likely become more limited to the extent that other holders of Restricted Notes participate in the exchange offers. Following consummation of the exchange offers, the Company will not be required to register under the Securities Act any Restricted Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Restricted Notes not eligible to participate in the exchange offers pursuant to the Registration Rights Agreement. If your Restricted Notes are not tendered and accepted in the exchange offers, it may become more difficult to sell or transfer the Restricted Notes. See “Terms of the Exchange Offers—Additional Obligations” and “Risk Factors.”
Material U.S. Federal Income Tax Considerations
The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth under the heading “Terms of the Exchange Offers—Exchange Agent.”

THE REGISTERED NOTES
The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of the Notes.” In this section, the terms “Company,” the “Issuer,” “we” and “our” refer only to Raytheon Technologies Corporation and not any of its subsidiaries. Other than the restrictions on transfer, registration rights and additional interest provisions, each series of the Registered Notes will have the same terms as the corresponding series of the Restricted Notes.
The Restricted Notes were, and the Registered Notes will be, issued by Raytheon Technologies Corporation. The following table sets forth the title (including interest rate), CUSIP of corresponding series of Restricted Notes, maturity date, aggregate principal amount and interest payment dates of each series of Registered Notes offered hereby. The Restricted Notes were, and the Registered Notes will be, issued pursuant to the Amended and Restated Indenture, dated as of May 1, 2001 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee, filed with the SEC as Exhibit 4(a) to the Company’s Registration Statement on Form S-3, File No. 333-60276, on May 4, 2001, and the Designated Officers’ Certificate, dated as of June 10, 2020 (the “Designated Officers’ Certificate”), filed with the SEC as Exhibit 4.2 to the Registration Statement on Form S-4, File No. 333-[ ], on October 28, 2020.
Title (including interest rate)	CUSIP of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
3.100% Notes due 2021	75513E BA8 U7532Y AW4	November 15, 2021	$181,150,000	May 15 and November 15
2.500% Notes due 2022	75513E AT8 U7532Y AP9	December 15, 2022	$910,309,000	June 15 and December 15
2.800% Notes due 2022	75513E BB6 U7532Y AX2	March 15, 2022	$960,726,000	March 15 and September 15
3.700% Notes due 2023	75513E BC4 U7532Y AY0	December 15, 2023	$359,702,000	June 15 and December 15
3.150% Notes due 2024	75513E AU5 U7532Y AQ7	December 15, 2024	$242,777,000	June 15 and December 15
3.200% Notes due 2024	75513E BD2 U7532Y AZ7	March 15, 2024	$867,643,000	March 15 and September 15
8.610% Notes due 2025	75513E AJ0 U7532Y AE4	April 15, 2025	$2,000,000	April 15 and October 15
8.610% Notes due 2025	75513E AF8 U7532Y AB0	March 14, 2025	$3,000,000	April 15 and October 15
8.650% Notes due 2025	75513E AE1 U7532Y AA2	March 14, 2025	$1,245,000	April 15 and October 15
8.650% Notes due 2025	75513E AH4 U7532Y AD6	April 15, 2025	$5,000,000	April 15 and October 15
7.280% Notes due 2025	75513E AM3 U7532Y AH7	November 7, 2025	$16,520,000	April 15 and October 15
7.298% Notes due 2025	75513E AL5 U7532Y AG9	October 20, 2025	$20,000,000	April 15 and October 15
7.750% Notes due 2025	75513E AK7 U7532Y AF1	May 19, 2025	$20,000,000	April 15 and October 15
7.500% Notes due 2026	75513E AN1 U7532Y AJ3	April 1, 2026	$10,000,000	April 15 and October 15
3.500% Notes due 2027	75513E BE0 U7532Y BA1	March 15, 2027	$1,153,072,000	March 15 and September 15
7.100% Notes due 2027	75513E AP6 U7532Y AK0	November 15, 2027	$128,850,000	May 15 and November 15

Title (including interest rate)	CUSIP of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
7.200% Notes due 2027	75513E AV3 U7532Y AR5	August 15, 2027	$318,831,000	February 15 and August 15
7.000% Notes due 2028	75513E AW1 U7532Y AS3	November 1, 2028	$164,020,000	May 1 and November 1
6.800% Notes due 2036	75513E AQ4 U7532Y AL8	July 1, 2036	$128,716,000	January 1 and July 1
7.000% Notes due 2038	75513E AR2 U7532Y AM6	April 15, 2038	$134,016,000	April 15 and October 15
4.875% Notes due 2040	75513E AX9 U7532Y AT1	October 15, 2040	$534,038,000	April 15 and October 15
4.700% Notes due 2041	75513E AY7 U7532Y AU8	December 15, 2041	$407,199,000	June 15 and December 15
4.800% Notes due 2043	75513E BF7 U7532Y BB9	December 15, 2043	$388,192,000	June 15 and December 15
4.200% Notes due 2044	75513E AZ4 U7532Y AV6	December 15, 2044	$262,547,000	June 15 and December 15
7.375% Notes due 2046	75513E AS0 U7532Y AN4	December 10, 2046	$10,000,000	April 15 and October 15
4.350% Notes due 2047	75513E BG5 U7532Y BC7	April 15, 2047	$956,014,000	April 15 and October 15
Interest Payment Dates
Interest on the Registered Notes will accrue from the last interest payment date on which interest was paid or duly provided for on the Restricted Notes surrendered in exchange therefor. The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid or duly provided for on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.
Ranking
The Registered Notes will be general unsecured unsubordinated obligations of the Issuer.
The Registered Notes will rank equally in right of payment with all of the Issuer’s existing and any future unsecured and unsubordinated indebtedness.
The Registered Notes will rank senior in right of payment to any of the Issuer’s existing and future indebtedness that is subordinated to the Registered Notes.
The Registered Notes will be effectively subordinated in right of payment to any of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and any other liabilities of the Issuer’s subsidiaries.
See “Description of the Notes—Ranking.”
Optional Redemption
Each series of Registered Notes to be issued in the exchange offers will have the same redemption provisions, if any, as the corresponding series of Restricted Notes for which they are being offered in exchange.
For more information on the redemption provisions of the Notes of each series, see “Description of the Notes—Optional Redemption of the Notes; General Information Regarding Optional Redemption.”
Covenants
We will issue the Registered Notes under the Indenture, which contains covenants described in “Description of the Notes” that, with certain exceptions, restrict the ability of the Issuer to:
•	mortgage or pledge certain of its assets to secure indebtedness;
•	engage in sale/leaseback transactions; or
•	consolidate, merge or transfer all or substantially all of its property and assets.
These covenants are identical to those applicable to the equivalent Restricted Notes to be exchanged in the exchange offers.
Use of Proceeds
The Company will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Form and Denominations
The Registered Notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Registered Notes through Clearstream or Euroclear, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The Registered Notes will be issued in minimum denominations of $2,000 (or, in the case of the 7.00% Registered Notes due 2028, $1,000) and integral multiples of $1,000.
Risk Factors
For a discussion of factors you should carefully consider before deciding to purchase the Registered Notes, see “Cautionary Note Concerning Factors that May Affect Future Results” and “Risk Factors”

beginning on pages ii and 11, respectively, of this prospectus and the “Risk Factors” discussed in the Company’s Form 10-K for the year ended December 31, 2019, as amended and Form 10-Q for the quarterly period ended September 30, 2020, which documents are in each case incorporated by reference in this prospectus.
No Public Market
The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. See “Risk Factors.” An active trading market may not develop for the Registered Notes, and we do not intend to apply to list the Registered Notes on any securities exchange or for quotation in any automated dealer quotation system.
Governing Law
The Registered Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
Investing in the Registered Notes involves risks, which risks are substantially equivalent to those applicable to the Restricted Notes exchanged therefor except that the Registered Notes will be registered. Prospective investors should consider carefully all of the information set forth in this prospectus, any free writing prospectus filed by us with the SEC and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors discussed below and under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 30, 2019, as amended and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. See “Incorporation of Certain Information by Reference” and “Cautionary Note Concerning Factors that May Affect Future Results.”
Risks Related to the Business
COVID-19 has affected and will continue to affect our business, supply chains, operations and the industries in which we operate.
The COVID-19 pandemic has significantly increased global economic and demand uncertainty. Public and private sector policies and initiatives in the U.S. and worldwide to address the transmission of COVID-19, such as the imposition of travel restrictions and the adoption of remote working, have impacted the Company’s business, operations and the industries in which we operate. The disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, attributable to the COVID-19 pandemic has negatively impacted the global supply, demand and distribution capabilities of the aerospace and commercial airlines industries. In particular, the decrease in air travel resulting from the COVID-19 pandemic has resulted in the loss of business and leisure passenger traffic and is adversely affecting our airline and airframer customers, and their demand for our products and services. Aircraft manufacturers are reducing production rates due to fewer expected aircraft deliveries and, as a result, demand for our products in the original equipment manufacturer market has decreased. In addition, significant declines in aircraft flight hours are resulting in reduced demand for our aftermarket parts and services. COVID-19 may also limit the ability of our customers generally to perform, including in making timely payment to us.
In addition, we provide aircraft financing commitments, in the form of debt or lease financing, to commercial aerospace customers. COVID-19 may increase the need for these customers to utilize these financing commitments due to its adverse impact on their businesses or their inability to obtain more favorable terms from other financing sources. If financing commitments are exercised, the Company will need to divert cash to satisfy them, and these customers may be unable to make payments.
The COVID-19 pandemic has impacted, and will continue to impact, the Company’s supply chains, including the ability of suppliers and vendors to provide their products and services to the Company. At this time, some of our suppliers have reduced or ceased operations as a result of COVID-19. This supply chain impact could also contribute to performance delays on our customer obligations and increase our costs.
We are facing increased operational challenges from the need to protect employee health and safety, workplace disruptions, and restrictions on the movement of people and goods, at our own facilities and at customers and suppliers. In addition, continued reduced operations and business disruption - including if significant portions of our workforce or our suppliers’ workforces are unable to work effectively due to facilities closures, illness, quarantines, government actions or other restrictions - could hinder or delay our production capabilities generally, and otherwise impede our ability to perform on our obligations to our customers, and may also result in increased costs to us. The continued spread of COVID-19 may also affect our ability to hire, develop and retain our talented and diverse workforce, and to maintain our corporate culture. Any costs associated with COVID-19 may not be fully recoverable or adequately covered by insurance.
The COVID-19 pandemic also may materially impact U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, the allocation of funds to governmental responses to COVID-19, a failure to complete the government budget process resulting in a Continuing Resolution or a government shutdown, or otherwise, and uncertain funding of programs. COVID-19 has impacted and may further impact the broader economies of affected countries, including negatively impacting economic growth, and creating volatility and unpredictability in financial and capital markets, foreign currency exchange rates, and interest rates. These impacts and the resulting volatility and disruption to the global capital markets may increase the cost of capital and may adversely impact access to capital for the Company and our suppliers and customers including heightened counter party risks associated with foreign exchange hedging transactions, interest rate swaps, solvency of revolving credit facility banks and the ability to raise capital both short-term and long-term.
Any of these factors, depending on the severity and duration of the outbreak and its effects, could have a material adverse effect on our business, results of operations, financial condition and cash flows. The financial impact of the COVID-19 pandemic cannot be reasonably estimated at this time. The extent of such impact depends on future developments, which are highly uncertain and cannot be predicted in the short- or long-term, including new information which may emerge concerning the scope, severity and duration of the COVID-19 pandemic, actions to contain its spread or treat its impact, and governmental, business and individuals’ actions taken in response to the pandemic (including restrictions and limitations on travel and transportation, and changes in travel patterns and work environments) among others.
Our financial performance is dependent on the condition of the aerospace industry.
Our aerospace businesses constitute a substantial portion of our financial results, and the performance of those businesses is directly tied to the economic conditions in the commercial aerospace industry, which is cyclical in nature. Capital spending and demand for aircraft engines, aerospace products and component aftermarket parts and services by commercial airlines, aircraft operators and aircraft manufacturers are influenced by a wide variety of factors, including current and predicted traffic levels, load factors, aircraft fuel prices, labor issues, airline profits, airline consolidation, bankruptcies, competition, the retirement of older aircraft, regulatory changes, terrorism and related safety concerns, general economic conditions, corporate profitability, cost reduction efforts and remaining performance obligations levels. In particular, tightening of credit in financial markets could adversely affect the ability of our customers and suppliers to obtain financing for significant purchases and operations, could result in a decrease in or cancellation of orders for our products and services, and could impact the ability of our customers to make payments. Similarly, such tightening of credit may adversely affect our supplier base and increase the potential for one or more of our suppliers to experience financial distress or bankruptcy. Any of these factors could reduce the sales and margins of our aerospace businesses. Other factors, including future terrorist actions, aviation safety concerns, pandemic health issues or major natural disasters, could also dramatically reduce the demand for commercial air travel, which could negatively impact the sales and margins of our aerospace businesses. For example, the COVID-19 pandemic has impacted, and continues to impact, our business, as described above.
Additionally, because a substantial portion of product deliveries to commercial aerospace customers is scheduled for delivery beyond 2020, changes in economic conditions may cause customers to request that firm orders be rescheduled or canceled. At times, our aerospace businesses also enter into firm fixed-price or cost-share development contracts, which may require us to bear cost overruns related to unforeseen technical and design challenges that arise during the development and early production stages of the program. In addition, our aerospace businesses face intense competition from domestic and foreign manufacturers of new equipment and spare parts. Spare parts sales and aftermarket service trends are affected by similar factors, including usage, pricing, technological improvements, regulatory changes and the retirement of older aircraft. Furthermore, because of the lengthy research and development cycle involved in bringing products in these business segments to market, we cannot predict the economic conditions that will exist when any new product is ready to enter into service. A reduction in spending in the commercial aviation industry could have a significant effect on the demand for our products, which could have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.
Risks Related to the Registered Notes
We have significant outstanding debt, and our debt will further increase if we incur additional debt in the future and do not retire existing debt.
We have outstanding debt and other financial obligations and significant unused borrowing capacity. As of September 30, 2020, we had approximately $32.8 billion of outstanding indebtedness, including short-term borrowings.

Our debt level and related debt service obligations could have negative consequences, including:
•
requiring us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds we have available for other purposes, such as acquisitions, reinvestment in our businesses, dividends and repurchases of our common stock;

•	reducing our flexibility in planning for or reacting to changes in our business and market conditions; and
•	exposing us to interest rate risk at the time outstanding debt is refinanced or on the portion of our debt obligations that are issued at variable rates.
Although the issuance of any Registered Notes will not increase the Company’s outstanding indebtedness, we may incur significantly more debt in the future. If we add new debt and do not retire existing debt, the risks described above could increase.
The Indenture has no financial covenants and does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions.
Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional unsubordinated debt, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the Registered Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the Indenture from paying dividends or issuing or repurchasing our securities.
There are no financial covenants in the Indenture. Except for the covenants described under “Description of the Notes,” there are no covenants or any other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction.
The Registered Notes will not be guaranteed by any of our subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.
The Registered Notes will be obligations exclusively of the Issuer and will not be guaranteed by any of its subsidiaries. As a result, the Registered Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The Indenture does not restrict us or our subsidiaries from incurring substantial additional unsecured indebtedness in the future.
As of September 30, 2020, we had approximately $32.8 billion of outstanding indebtedness, including short-term borrowings. Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Registered Notes or to provide us with funds to meet our respective payment obligations on the Registered Notes. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Registered Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
Risks Related to the Exchange Offers
You may have difficulty selling the Restricted Notes that you do not exchange.
If you do not exchange your Restricted Notes for Registered Notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your Restricted Notes described in the legend on your Restricted Notes and we will not be required to offer another opportunity for you to exchange your Restricted Notes for registered notes, except in limited circumstances. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Restricted Notes only if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We do not intend to register the Restricted Notes under the Securities Act. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes. To the extent Restricted Notes are tendered and accepted in the exchange offers, the trading market, if any, for the remaining Restricted Notes would likely be adversely affected. See “Terms of the Exchange Offers—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Restricted Notes.
Because we anticipate that most holders of the Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offers will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Restricted Notes of the applicable series outstanding. Following the exchange offers, if you do not tender your Restricted Notes you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected.
You may find it difficult to sell your Registered Notes because there is no existing trading market for the Registered Notes.
You may find it difficult to sell your Registered Notes because an active trading market for the Registered Notes may not develop. There is no existing trading market for the Registered Notes. We do not intend to apply for listing or quotation of the Registered Notes on any exchange, so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. As a result, the market price of the Registered Notes, as well as your ability to sell the Registered Notes, could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the exchange offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any noteholder that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must comply with the exchange offer procedures in order to receive freely tradable Registered Notes.
Delivery of the Registered Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offers will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of the Restricted Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. The method of delivery of Restricted Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders of the Restricted Notes.
Consummation of the exchange offers may not occur.
Each of the exchange offers is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offers—Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the timing described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Registered Notes, during which time such holders will not be able to effect transfers of their Restricted Notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of Restricted Notes for exchange pursuant to one of the exchange offers, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before our announcement of whether we will accept valid tenders of Restricted Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled, and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.

TERMS OF THE EXCHANGE OFFERS
Purpose and Effect of the Exchange Offers
We and the dealer managers and solicitation agents entered into a Registration Rights Agreement with respect to the Restricted Notes on June 10, 2020. Pursuant to the Registration Rights Agreement, we agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Restricted Notes for Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act on or before June 5, 2021. In furtherance of the foregoing, we have filed with the SEC a registration statement on Form S-4 (File No. 333-[_]) with respect to the exchange offers and the Registered Notes. We agreed to use commercially reasonable efforts to complete the exchange offer for each series of notes within 60 days after the registration statement is declared effective by the SEC. If applicable law or applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offers, or if the exchange offers are not consummated for any reason prior to the later of June 5, 2021 and the date on which, under certain circumstances, any dealer manager and solicitation agent so requests, the Company will be required to use commercially reasonable efforts to file a shelf registration statement under the Securities Act which would cover resales of the Restricted Notes.
After the SEC declares this exchange offer registration statement effective, we will offer the Registered Notes in return for the Restricted Notes. Each of the exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we electronically deliver notice of such exchange offer to the holders of the applicable Restricted Notes. For each Restricted Note surrendered to us pursuant to an exchange offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Interest on each Registered Note will accrue (1) from the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange therefor or (2) if no interest has been paid on the Restricted Note, from the last interest payment date on which interest was paid on the subsidiary note surrendered in exchange for the Restricted Note in the private exchange offers that were consummated on June 10, 2020.
Under existing SEC interpretations, Registered Notes acquired in the exchange offers by holders of Restricted Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Registered Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered exchange offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Restricted Notes) with the prospectus contained in the exchange offer registration statement relating to such Registered Notes.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
A holder of Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes in the exchange offers will be required to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes in violation of the provisions of the Securities Act and it is not engaged in, and does not intend to engage in, the distribution of the Registered Notes, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (4) if such holder is a broker-dealer that will receive the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”
The Registration Rights Agreement provides, among other things, that if we have not exchanged Registered Notes for all Restricted Notes validly tendered in accordance with the terms of the exchange offers on or prior to June 5, 2021 and a shelf registration statement is required under the limited circumstances set forth in the Registration Rights Agreement and such shelf registration statement is not declared effective on or prior to the later of June 5, 2021 and 60 days after delivery of a request by a dealer manager and solicitation agent for the filing of a shelf registration, the annual interest rate on the Restricted Notes will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Restricted Notes will increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum. The additional interest will cease to accrue when all registration defaults are cured. See “Exchange Offers; Registration Rights.”
Resale of Registered Notes
Based on the position that the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Registered Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes can make the representations set forth below under “Procedures for Tendering the Restricted Notes.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Restricted Notes directly from us for its own account in the initial offering of the Restricted Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of the Company as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Restricted Notes. See “Additional Obligations” below.
A broker-dealer that has acquired Restricted Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the exchange offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.
The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which these exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws.
Terms of the Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any and all Restricted Notes properly tendered and not withdrawn prior to the expiration time. The Restricted Notes may only be tendered in denominations of $2,000 (or, in the case of the 7.00% Restricted Notes due 2028, $1,000) and integral multiples of $1,000 in excess of $2,000 (or, in the case of the 7.00% Restricted Notes due 2028, $1,000). We will issue $2,000 (or, in the case of the 7.00% Registered Notes due 2028, $1,000) principal amount or an integral multiple of $1,000 of Registered Notes in exchange for a corresponding principal amount of Restricted Notes surrendered in the exchange offers. In exchange for each Restricted Note surrendered in the exchange offers, we will issue a Registered Note with a like principal amount.
The form and terms of the Registered Notes will be substantially identical in all material respects to the form and terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.

The Registered Notes will evidence the same debt as the Restricted Notes. The Registered Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes. Consequently, each series of Registered Notes and the corresponding Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture.
The exchange offers are not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.
There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offers.
We intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.
We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Registered Notes from the Company and delivering the Registered Notes to such holders. Subject to the terms of the exchange offers and the Registration Rights Agreement, we expressly reserve the right to amend or terminate any of the exchange offers, and to not accept for exchange any Restricted Notes not previously accepted for exchange.
We will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offers. It is important that you read the section titled “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.
Expiration Time; Extensions; Amendments
Each of the exchange offers will expire at 5:00 p.m., New York City time, on     , 2020, unless, in our sole discretion, we extend the expiration time of such exchange offer.
In order to extend the exchange offers, we will notify the exchange agent in writing of any extension of such exchange offer. We will notify registered holders of the applicable Restricted Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
We expressly reserve the right, in our sole discretion:
•	to delay accepting for exchange any Restricted Notes due to an extension of the exchange offers;
•
to extend the exchange offers or to terminate the exchange offers and to refuse to accept Restricted Notes not previously accepted if any of the conditions set forth under “Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offers in any manner.
Any such delay in acceptance, extension or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Restricted Notes. If we amend any of the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Restricted Notes of such amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of any of the exchange offers, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to any of the exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Restricted Notes. In addition, we will extend the relevant exchange offer(s) for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer(s) would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offers.
Conditions to the Exchange Offers
Notwithstanding any other terms of the exchange offers, we will not be required to accept for exchange, or exchange any Registered Notes for, any Restricted Notes, and we may terminate any of the exchange offers as provided in this prospectus before accepting any Restricted Notes for exchange, if we determine in our sole discretion:
•	the exchange offers would violate applicable law or any applicable interpretation of the staff of the SEC; or
•	any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offers.
In addition, we will not be obligated to accept for exchange the Restricted Notes of any holder that has not made the representations described in the letter of transmittal and under “Purpose and Effect of the Exchange Offers,” “Procedures for Tendering the Restricted Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.
We expressly reserve the right, at any time or at various times, to extend the period of time during which any of the exchange offers are open. Consequently, we may delay acceptance of any Restricted Notes by giving written notice (including by public announcement) of such extension to the registered holders of the relevant Restricted Notes as promptly as practicable. During any such extensions, all relevant Restricted Notes previously tendered will remain subject to the applicable exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any Restricted Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offers.
We expressly reserve the right to amend or terminate any of the exchange offers, and to reject for exchange any Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Restricted Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to any of the exchange offers will apply to all of the relevant, outstanding Restricted Notes and not only to particular relevant Restricted Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Restricted Notes tendered, and will not issue Registered Notes in exchange for any such Restricted Notes, if at such time any stop order will be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Procedures for Tendering the Restricted Notes
Except as described below, a holder tendering Restricted Notes must, prior to 5:00 p.m., New York City time, on the expiration date:
•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, or

•	if Restricted Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the exchange agent.
Transmittal will be deemed made only when actually received or confirmed by the exchange agent.
In addition, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC, the book-entry transfer facility.
The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.
The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at the holder’s election and risk. If delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or Restricted Notes to anyone other than the exchange agent.
If the holder is a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wishes to tender, such holder should promptly instruct the registered holder to tender on its behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:
•	by a registered holder of the Restricted Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•	for the account of an “eligible institution.”
If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program.
We will reasonably determine all questions as to the validity, form and eligibility of Restricted Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular Restricted Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Restricted Note before the expiration date. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured before the expiration date of the applicable exchange offer. None of the Company, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of the Restricted Notes. None of the Company, the exchange agent or any other person will incur any liability for failing to give notification of any defect or irregularity.
If the letter of transmittal is executed by a person other than the registered holder of Restricted Notes, the letter of transmittal must be accompanied by the Restricted Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Restricted Notes.

If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Restricted Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.
By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Restricted Notes will represent, among other things, that:
•
it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Registered Notes.

•	the Registered Notes will be acquired in the ordinary course of its business;
•
it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Registered Notes; and

•
if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes
Upon satisfaction of all of the conditions to the applicable exchange offer, we will accept, promptly after the expiration date, all relevant Restricted Notes validly tendered and not validly withdrawn. We will issue the Registered Notes promptly after the expiration of the applicable exchange offer and acceptance of the relevant Restricted Notes. See “Conditions to the Exchange Offers” above. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Restricted Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.
For each Restricted Note accepted for exchange, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offers. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment for accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offers and will be deemed to have waived their rights to receive such accrued interest on the Restricted Notes.
In all cases, issuance of Registered Notes for Restricted Notes will be made only after timely receipt by the exchange agent of:
•	book-entry confirmation of the deposit of the Restricted Notes into the exchange agent’s account at the book-entry transfer facility;
•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and
•	all other required documents.
Unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder of the Restricted Notes promptly after the expiration of the applicable exchange offer. In the case of Restricted Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Restricted Notes will be returned or recredited promptly after the expiration of the applicable exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Restricted Notes must make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Registered Notes issued in the exchange offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the exchange agent at the address listed below under “Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Restricted Notes may withdraw (and resubmit) their tenders at any time prior to the expiration of the applicable exchange offers. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.
Any such notice of withdrawal must specify the name of the person who tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes and the CUSIPs and total principal amount of such Restricted Notes) and, where Restricted Notes have been transmitted via ATOP, specify the name in which such Restricted Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Restricted Notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these Restricted Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the Restricted Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, if applicable because the Restricted Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Restricted Notes to be withdrawn.
If certificates for Restricted Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.
If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account of DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for Restricted Notes) promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Restricted Notes” above at any time prior to the expiration time.

Exchange Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance or requests for additional copies of this prospectus, or the letter of transmittal, to the exchange agent addressed as follows:
To Confirm by E-Mail:
Ct_Reorg_Unit_Inquiries@bnymellon.com
To Confirm by Telephone:
315-414-3360
By Overnight Courier, Registered/Certified Mail and by Hand:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Trust Company, N.A. Corporate Trust Operations—
Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Adam DeCapio
Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agent.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We have agreed under the Registration Rights Agreement to pay all expenses incident to the exchange offers other than commissions or concessions of any broker-dealers and will indemnify the holders of the Restricted Notes and the Registered Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agent, will be paid by the Company. We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Restricted Notes by a holder.
Consequences of Failure to Exchange
Holders of Restricted Notes who do not exchange their Restricted Notes for Registered Notes under the exchange offers will remain subject to the restrictions on transfer of such Restricted Notes as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Restricted Notes.
In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Restricted Notes under the Securities Act. Based on interpretations of the SEC staff, Registered Notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is the Company’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Registered Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Registered Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the Registered Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
We do not currently anticipate that we will register under the Securities Act any Restricted Notes that remain outstanding after completion of the exchange offers. See “Risk Factors—Risks Related to the Exchange Offers—You may have difficulty selling the Restricted Notes that you do not exchange.”

Accounting Treatment
We will record the Registered Notes in our accounting records at the same carrying value as the Restricted Notes for which they were exchanged in respect of the offer made pursuant to this prospectus, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers. We will expense the costs of the exchange offers and amortize the remaining unamortized expenses related to the issuance of the Restricted Notes over the term of the Registered Notes.
Additional Obligations
In the Registration Rights Agreement, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if:
•	we determine that that the exchange offers are not available or may not be completed because they would violate any applicable law or applicable interpretations of the staff of the SEC; or
•	the exchange offers are not for any other reason completed prior to the later of June 5, 2021 and the date on which, under certain circumstances, any dealer manager and solicitation agent so requests.
In such an event, we would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.
Other
Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes.

DESCRIPTION OF THE NOTES
The following summary description sets forth certain terms and provisions of the Registered Notes. Because this description is a summary, it does not describe every aspect of the Registered Notes. The Registered Notes will be issued under the Indenture. This summary is subject to, and is qualified in its entirety by reference to, the Indenture, the forms of Registered Notes and the Designated Officers’ Certificate.
The Indenture has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the Registered Notes.
In this “Description of the Notes” section, when we refer to the “Issuer,” “we,” “our,” or “us,” we refer to Raytheon Technologies Corporation and any successor obligor and not to any of its subsidiaries.
General
The Restricted Notes were, and the Registered Notes will be, issued by Raytheon Technologies Corporation, a Delaware corporation.
The Restricted Notes were, and the Registered Notes will be, issued pursuant to the Indenture and the Designated Officers’ Certificate.
The terms of each series of the Registered Notes will be substantially identical in all material respects to the terms of the corresponding series of Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement. The trustee will authenticate and deliver Registered Notes for original issue only in exchange for a like principal amount of Restricted Notes.
Each series of the Registered Notes constitutes separate series under the Indenture. The Registered Notes are not subject to any sinking fund provision.
The following table sets forth the title (including the interest rate), CUSIP of corresponding series of Restricted Notes, maturity date, aggregate principal amount outstanding and interest payment dates of each series of Registered Notes offered.
Title (including interest rate)	CUSIP of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
3.100% Notes due 2021	75513E BA8 U7532Y AW4	November 15, 2021	$181,150,000	May 15 and November 15
2.500% Notes due 2022	75513E AT8 U7532Y AP9	December 15, 2022	$910,309,000	June 15 and December 15
2.800% Notes due 2022	75513E BB6 U7532Y AX2	March 15, 2022	$960,726,000	March 15 and September 15
3.700% Notes due 2023	75513E BC4 U7532Y AY0	December 15, 2023	$359,702,000	June 15 and December 15
3.150% Notes due 2024	75513E AU5 U7532Y AQ7	December 15, 2024	$242,777,000	June 15 and December 15
3.200% Notes due 2024	75513E BD2 U7532Y AZ7	March 15, 2024	$867,643,000	March 15 and September 15
8.610% Notes due 2025	75513E AJ0 U7532Y AE4	April 15, 2025	$2,000,000	April 15 and October 15
8.610% Notes due 2025	75513E AF8 U7532Y AB0	March 14, 2025	$3,000,000	April 15 and October 15
8.650% Notes due 2025	75513E AE1 U7532Y AA2	March 14, 2025	$1,245,000	April 15 and October 15
8.650% Notes due 2025	75513E AH4 U7532Y AD6	April 15, 2025	$5,000,000	April 15 and October 15
7.280% Notes due 2025	75513E AM3 U7532Y AH7	November 7, 2025	$16,520,000	April 15 and October 15

Title (including interest rate)	CUSIP of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
7.298% Notes due 2025	75513E AL5 U7532Y AG9	October 20, 2025	$20,000,000	April 15 and October 15
7.750% Notes due 2025	75513E AK7 U7532Y AF1	May 19, 2025	$20,000,000	April 15 and October 15
7.500% Notes due 2026	75513E AN1 U7532Y AJ3	April 1, 2026	$10,000,000	April 15 and October 15
3.500% Notes due 2027	75513E BE0 U7532Y BA1	March 15, 2027	$1,153,072,000	March 15 and September 15
7.100% Notes due 2027	75513E AP6 U7532Y AK0	November 15, 2027	$128,850,000	May 15 and November 15
7.200% Notes due 2027	75513E AV3 U7532Y AR5	August 15, 2027	$318,831,000	February 15 and August 15
7.000% Notes due 2028	75513E AW1 U7532Y AS3	November 1, 2028	$164,020,000	May 1 and November 1
6.800% Notes due 2036	75513E AQ4 U7532Y AL8	July 1, 2036	$128,716,000	January 1 and July 1
7.000% Notes due 2038	75513E AR2 U7532Y AM6	April 15, 2038	$134,016,000	April 15 and October 15
4.875% Notes due 2040	75513E AX9 U7532Y AT1	October 15, 2040	$534,038,000	April 15 and October 15
4.700% Notes due 2041	75513E AY7 U7532Y AU8	December 15, 2041	$407,199,000	June 15 and December 15
4.800% Notes due 2043	75513E BF7 U7532Y BB9	December 15, 2043	$388,192,000	June 15 and December 15
4.200% Notes due 2044	75513E AZ4 U7532Y AV6	December 15, 2044	$262,547,000	June 15 and December 15
7.375% Notes due 2046	75513E AS0 U7532Y AN4	December 10, 2046	$10,000,000	April 15 and October 15
4.350% Notes due 2047	75513E BG5 U7532Y BC7	April 15, 2047	$956,014,000	April 15 and October 15
We will initially issue the Registered Notes in book-entry form. See “Book-Entry Settlement and Clearance.” We will issue the Registered Notes only in fully registered form, without coupons, in minimum denominations of $2,000 (or, in the case of the 7.00% Registered Notes due 2028, $1,000) and integral multiples of $1,000 in excess thereof.
We may, without the consent of the holders of the Registered Notes of any series (or the Restricted Notes of such series, if any remain outstanding following the exchange offers), issue additional Registered Notes (the “Additional Registered Notes”) of such series under the Indenture having the same ranking and the same interest rate, maturity and other terms as the Registered Notes of such series that are offered hereby (the “Initial Registered Notes”); provided that any Additional Registered Notes that are not fungible, for U.S. federal income tax purposes, with the corresponding series of Initial Registered Notes will have a separate CUSIP, ISIN and other identifying number. Any Additional Registered Notes of a series will, together with any Restricted Notes of such series that remain outstanding following the exchange offers and the Initial Registered Notes of such series, constitute a single series of notes under the Indenture.
Unless the context otherwise requires, as used in this Description of the Notes, (1) the term “Registered Notes” includes the Initial Registered Notes and any Additional Registered Notes that may be subsequently issued under the Indenture, (2) the term “Notes” includes the Registered Notes and any Restricted Notes that remain outstanding following the exchange offers and (3) the term “Securities” refers to all unsecured debentures, notes or other evidences of indebtedness issued in one or more series under the Indenture, including but not limited to the Notes.

Ranking
The Registered Notes will be general unsecured unsubordinated obligations of the Issuer.
The Registered Notes will rank equally in right of payment with all of the Issuer’s existing and any future unsecured and unsubordinated indebtedness.
The Registered Notes will rank senior in right of payment to any of the Issuer’s existing and future indebtedness that is subordinated to the Registered Notes.
The Registered Notes will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and any other liabilities of the Issuer’s subsidiaries.
Maturity
Each Registered Note will mature on the same date as the Restricted Note exchanged for it. Such maturity dates are set forth in the table under the heading “—General.”
Interest
The Registered Notes of each series will bear interest at the applicable annual rate set forth in the table under the heading “—General.” Interest on each Registered Note will accrue (1) from the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange therefor or (2) if no interest has been paid on the Restricted Note, from the last interest payment date on which interest was paid on the subsidiary note surrendered in exchange for the Restricted Note in the private exchange offers consummated on June 10, 2020. No accrued interest will be paid on the date of issuance of the Registered Notes in respect of Restricted Note accepted for exchange.
The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid or duly provided for on such Restricted Notes to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest on the Registered Notes is payable semi-annually, in arrears, on the applicable interest payment dates set forth in the table under the heading “—General” to the persons in whose names the Registered Notes are registered at the close of business on the preceding interest payment record date (or, if such interest payment record date occurs prior to the issuance of the Registered Notes, to the persons in whose names the Restricted Notes of the corresponding series are registered at the close of business on such date), except that interest payable at maturity of the Registered Notes shall be paid to the same persons to whom principal of such Registered Notes is payable. If the date on which a payment of interest or principal on the Registered Notes is scheduled to be paid is not a business day, then that interest or principal will be paid on the next succeeding business day, and no further interest will accrue as a result of such delay. Interest will be computed on the Registered Notes on the basis of a 360-day year of twelve 30-day months.
A “record date” is the close of business on the date that is fifteen calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a business day; provided that if any of the Registered Notes are held by a securities depositary in book-entry form, the record date for such notes will be the close of business on the business day immediately preceding the date on which interest is scheduled to be paid.
A “business day” is each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
Optional Redemption
Each series of Registered Notes that is exchanged for a series of Restricted Notes that is redeemable prior to maturity at the option of the Issuer will be redeemable on the same terms as such Restricted Notes. Each series of Registered Notes that is exchanged for a series of Restricted Notes that is not redeemable prior to maturity at the option of the Issuer will not be redeemable by the Issuer. The following table sets forth, for each series of Registered Notes that will redeemable at our option prior to maturity (each, a “redeemable series” of Registered Notes), the applicable spread and par call date (if applicable), which correspond to the applicable spread and par call date of the series of Restricted Notes for which they will be exchanged.

Title	Par Call Date	Applicable Spread
3.100% Notes due 2021	August 15, 2021	+ 20 basis points
2.500% Notes due 2022	September 15, 2022	+ 15 basis points
2.800% Notes due 2022	February 15, 2022	+ 15 basis points
3.700% Notes due 2023	September 15, 2023	+ 15 basis points
3.150% Notes due 2024	September 15, 2024	+ 15 basis points
3.200% Notes due 2024	January 15, 2024	+ 15 basis points
7.280% Notes due 2025	N/A	N/A
7.298% Notes due 2025	N/A	N/A
7.750% Notes due 2025	N/A	N/A
8.610% Notes due 2025	N/A	N/A
8.610% Notes due 2025	N/A	N/A
8.650% Notes due 2025	N/A	N/A
8.650% Notes due 2025	N/A	N/A
7.500% Notes due 2026	N/A	N/A
3.500% Notes due 2027	December 15, 2026	+ 20 basis points
7.100% Notes due 2027	N/A	N/A
7.200% Notes due 2027	N/A	+ 15 basis points
7.000% Notes due 2028	N/A	+ 25 basis points
6.800% Notes due 2036	N/A	+ 30 basis points
7.000% Notes due 2038	N/A	N/A
4.875% Notes due 2040	N/A	+ 20 basis points
4.700% Notes due 2041	N/A	+ 30 basis points
4.800% Notes due 2043	June 15, 2043	+ 15 basis points
4.200% Notes due 2044	June 15, 2044	+ 20 basis points
7.375% Notes due 2046	N/A	N/A
4.350% Notes due 2047	October 15, 2046	+ 25 basis points
Each redeemable series of Notes will be redeemable, in whole or in part, at our option at any time. We may redeem any redeemable series of Notes prior to its par call date (if it has a par call date) or its maturity date (if it does not have a par call date) at a redemption price in U.S. dollars equal to the greater of:
•	100% of the principal amount of the applicable series of Notes to be redeemed; or
•
the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Notes to be redeemed, assuming for such purpose that such series of Notes that has a par call date matured on the applicable par call date, respectively, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate plus the applicable spread.

In every such case, the redemption price will also include interest accrued to, but excluding, the date of redemption on the principal balance of the Notes being redeemed.
In addition, at any time on or after the applicable par call date, we may redeem some or all of such series of Notes on or after the applicable par call date at our option at a redemption price equal to 100% of the principal amount of the applicable series of Notes to be redeemed, plus, in each such case, interest accrued to, but excluding, the date of redemption on the principal balance of the Notes being redeemed.
We will use the following procedures to calculate the adjusted treasury rate. We will appoint BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, or their respective successors, or up to two other nationally recognized investment banking firms that we choose that are primary U.S. government securities dealers in New York City as reference dealers. We will select one of these reference dealers to act as our quotation agent. If any of these firms ceases to be a primary dealer of U.S. government securities in New York City, we will appoint another nationally recognized investment banking firm that is a primary dealer as a substitute.
The quotation agent will select a U.S. Treasury security that has a maturity comparable to the remaining maturity of the applicable series of Notes and that would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the applicable series of Notes (assuming, for this purpose, that each series of Notes matured on the applicable par call date). The reference dealers will provide us and the trustee with the bid and asked prices for that comparable U.S. Treasury security as of 3:30 p.m., New York time, in writing on the second business day before the date of the notice of redemption. The trustee will calculate the average of the bid and asked prices provided by each reference dealer (each such average, a “reference dealer quotation”), eliminate the highest and the lowest reference dealer quotations (or only one of the highest or lowest if there are more than one) and then calculate the average of the remaining reference dealer quotations. However, if the trustee is given fewer than four reference dealer quotations, it will calculate the average of all the reference dealer quotations obtained and not eliminate any quotations. We refer to this average quotation as the “comparable treasury price.”
The “adjusted treasury rate” will be, for any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable U.S. Treasury security, assuming a price for the comparable U.S. Treasury security equal to the comparable treasury price, expressed as a percentage of its principal amount, for that redemption date. The yield of the comparable U.S. Treasury security will be computed as of the second business day before the date of the notice of redemption.
General Information Regarding Optional Redemption
We will mail or electronically deliver, according to the procedures of DTC, notice (with a copy to the trustee) of any optional redemption to the registered holder of Notes of the series of Notes being redeemed not less than 15 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price (or if not then ascertainable, the manner of calculation thereof) and that on the redemption date, the redemption price will become due and payable and that the Notes called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). On or prior to any redemption date, we will deposit with The Bank of New York Mellon Trust Company, N.A. (or its successor), in its capacity as paying agent (the “paying agent”), or the trustee, money sufficient to pay the redemption price of the Notes to be redeemed on that date. If we redeem less than all of any series of Notes, the trustee will choose the Notes to be redeemed by any method that it deems fair and appropriate; however, if such Notes are represented by one or more global notes, interests in such notes will be selected for redemption by DTC in accordance with its standard procedures therefor.
The Indenture Does Not Limit Our Indebtedness, Prevent Dividends or Generally Prevent Highly Leveraged Transactions
The Indenture does not:
•	limit the amount of unsecured indebtedness which we or any subsidiary may incur; or
•	limit the payment of dividends by the Issuer or its acquisition of any of its equity securities.
When we say “subsidiary,” we mean any corporation of which at the time of determination the Issuer, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the shares of voting stock.
Except for the covenants described below under “—Liens,” “—Sales and Leasebacks” and “—Restriction on Merger and Sales of Assets,” there are no covenants or any other provisions which may afford holders of Registered Notes protection in the event of a highly leveraged transaction which may or may not result in a change of control of the Issuer.
Restriction on Merger and Sales of Assets
Under the Indenture, the Issuer may not consolidate with or merge into any other corporation, or convey, lease or transfer its properties and assets substantially as an entirety to any person, unless all three of the following conditions are satisfied:
•	immediately after the transaction, no event of default (or event which with notice or lapse of time, or both, would be an event of default) under the Indenture will have happened and be continuing;
•
the corporation formed by the consolidation or into which the Issuer is merged or the person which will have received the conveyance, transfer or lease of the Issuer’s properties and assets will assume the Issuer’s obligation for the due and punctual payment of the principal, premium, if any, and interest

(including all additional amounts, if any, payable as contemplated by Section 1010 of the Indenture) on the Securities and the performance and observance of every covenant to be performed by the Issuer under the Indenture, and will be organized under the laws of the United States of America, one of the States thereof or the District of Columbia; and
•	the Issuer will have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that the transaction complies with these conditions.
In addition, with respect to the Securities, if any principal property of the Issuer or of any wholly-owned domestic manufacturing subsidiary (as defined under “—Liens” below), or any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary, would become subject to any lien in connection with any consolidation, merger, conveyance, lease or transfer described in and complying with the three conditions listed in the preceding paragraph, the outstanding Securities will be secured, as to that principal property, equally and ratably with, or prior to, the debt which upon the consummation of such transaction would become secured by such lien unless the Issuer or the wholly-owned domestic manufacturing subsidiary could create the lien under the Indenture without equally and ratably securing the Securities. For the purpose of providing the equal and ratable security referred to in the preceding sentence, the outstanding principal amount of original issue discount securities and indexed securities will mean that amount which would at the time of providing the security be due and payable pursuant to Section 502 of the Indenture and the terms of the original issue discount securities and indexed securities upon their acceleration, and the extent of the equal and ratable security will be adjusted, to the extent permitted by law, as and when this amount changes over time pursuant to the terms of such original issue discount securities and indexed securities.
In the event of any transaction other than a lease described in and complying with the three conditions listed in the second preceding paragraph, the Issuer could be discharged from all obligations and covenants under the Indenture and the Securities, and could be dissolved and liquidated.
Liens
Under the Indenture, so long as any of the Securities are outstanding:
•
the Issuer will not itself, and will not permit any wholly-owned domestic manufacturing subsidiary to, create, incur, issue or assume any debt secured by any lien on any principal property owned by the Issuer or any wholly-owned domestic manufacturing subsidiary; and

•
the Issuer will not itself, and will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary.

When we say “wholly-owned domestic manufacturing subsidiary” we mean any subsidiary of which, at the time of determination, the Issuer directly and/or indirectly owns all of the outstanding capital stock (other than directors’ qualifying shares) and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary:
•	which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States; or
•
which is engaged primarily in the finance business including, without limitation, financing the operations of, or the purchase of products which are products of or incorporate products of, the Issuer and/or its subsidiaries; or

•	which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing.
When we say “debt,” we mean notes, bonds, debentures or other similar evidence of indebtedness for money borrowed.
When we say “liens,” we mean pledges, mortgages, liens, encumbrances and other security interests.
When we say “principal property,” we mean any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures constituting a part of the manufacturing plant or warehouse, owned by the Issuer or any wholly-owned domestic manufacturing subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of consolidated net tangible assets, other than any manufacturing plant or warehouse or any portion of the manufacturing plant or warehouse or any fixture:
•	which is financed by industrial development bonds; or
•	which, in the opinion of the board of directors of the Issuer, is not of material importance to the total business conducted by the Issuer and its subsidiaries, taken as a whole.
However, any of the actions described in the first two bullet points under “—Liens” above may be taken if:
•	the Securities are equally and ratably secured; or
•
the aggregate principal amount of the secured debt then outstanding plus the attributable debt of the Issuer and its wholly-owned domestic manufacturing subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when the Issuer first issues securities pursuant to the Indenture, other than transactions that are permitted as described in the second bullet point under “—Sales and Leasebacks,” would not exceed 10% of consolidated net tangible assets.

When we say “attributable debt,” we mean, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount of attributable debt is to be determined, the total net amount of rent required to be paid by the person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee and excluding amounts on account of maintenance and repairs, services, taxes and similar charges, and contingent rents), discounted from the respective due dates of the payments under the lease to the date of determination at the rate of 15% per annum, compounded monthly.
When we say “consolidated net tangible assets,” we mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting:
•
all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed; and

•
all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Issuer and its subsidiaries and computed in accordance with accounting principles generally accepted in the United States of America.

This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:
•	liens existing as of the date when the Issuer first issued securities pursuant to the Indenture;
•
liens existing on any property of or shares of stock or debt of any corporation at the time it became or becomes a wholly-owned domestic manufacturing subsidiary, or arising after that time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a wholly-owned domestic manufacturing subsidiary and (b) pursuant to contractual commitments entered into before the corporation became a wholly-owned domestic manufacturing subsidiary;

•	liens on property (including shares of stock or debt of a wholly-owned domestic manufacturing subsidiary) existing at the time of acquisition and certain purchase money or similar liens;
•	liens to secure specified exploration, drilling, development, operation, construction, alteration, repair or improvement costs;
•	liens securing debt owing by a subsidiary to the Issuer or to a wholly- owned domestic manufacturing subsidiary;
•	liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts;

•
materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business and which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens arising from any judgment, decree or order of any court or in connection with legal proceedings or actions at law or in equity; and
•	certain extensions, substitutions, replacements or renewals of the foregoing.
In addition, production payments and other financial arrangements with regard to oil, gas and mineral properties are not deemed to involve liens securing debt.
Sales and Leasebacks
So long as any Securities are outstanding under the Indenture, the Issuer will not, and will not permit any wholly-owned domestic manufacturing subsidiary to, enter into any sale and leaseback transaction after the date when the Issuer first issued securities pursuant to the Indenture, covering any principal property, which was or is owned or leased by the Issuer or a wholly-owned domestic manufacturing subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.
However, a sale and leaseback transaction of this kind will not be prohibited if:
•
attributable debt of the Issuer and its wholly-owned domestic manufacturing subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when the Issuer first issued securities pursuant to the Indenture (other than sale and leaseback transactions that are permitted as described in the next bullet point), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the Securities, would not exceed 10% of the consolidated net tangible assets;

•
an amount equal to the greater of the net proceeds of the sale or transfer or the fair market value of the principal property sold or transferred (as determined by the Issuer) is applied within 120 days to the voluntary retirement of the Securities or other indebtedness of the Issuer (other than indebtedness subordinated to the Securities) or indebtedness of a wholly-owned domestic manufacturing subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the lease is for a temporary period not exceeding three years; or
•	the lease is with the Issuer or another wholly-owned domestic manufacturing subsidiary.
Defeasance and Covenant Defeasance
The Issuer may elect either “defeasance” or “covenant defeasance” of any series of Securities as described below:
•
“defeasance” means that the Issuer may elect to defease and be discharged from any and all obligations with respect to such series of Securities, except for the obligation to pay additional amounts, if any, upon the occurrence of specified events of tax, assessment or governmental charge with respect to payments on such Securities and the obligations to register the transfer or exchange of such Securities, to replace temporary or mutilated, destroyed, lost or stolen Securities, to maintain an office or agency in respect of such Securities and to hold moneys for payment in trust;

•
“covenant defeasance” means that the Issuer may elect to be released from its obligations with respect to such series of Securities that are described under “—Liens” and “—Sales and Leasebacks,” and any omission to comply with these obligations will not constitute a default or an event of default with respect to the Securities.

To elect either defeasance or covenant defeasance under the Indenture, the Issuer must irrevocably deposit with the trustee or another qualifying trustee, in trust, an amount in such currency, currencies or currency units in which the applicable Securities are payable, or government obligations (as defined below), which through the payment of principal and interest in accordance with the terms of the government obligations will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the outstanding Securities of the applicable series.
This amount must be deposited in U.S. dollars and/or U.S. government obligations. A trust of this kind may only be established if, among other things, the Issuer has delivered to the trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax law occurring after the date of the Indenture.
“Government obligations” means securities which are:
•	direct obligations of the United States government; or
•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States government, the payment of which is unconditionally guaranteed by that government, which, in either case, are full faith and credit obligations of that government payable in U.S. dollars and are not callable or redeemable at the option of the issuer of the obligations and will also include specified depository receipts issued by a bank or trust company as custodian with respect to any government obligation of this kind.

If, after the Issuer has deposited funds and/or government obligations to effect defeasance with respect to any Securities:
•
the holder of such Securities is entitled to, and does, elect pursuant to the terms of the Securities to receive payment in a currency or currency unit other than that in which the deposit has been made in respect of such Securities; or

•	the currency or currency unit in which the deposit has been made in respect of the debt security ceases to be used by the United States government, then the indebtedness represented by the Securities will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium, if any, and interest, if any, on such Securities as they become due out of the proceeds.
If the Issuer effects covenant defeasance with respect to any Securities and the Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under “—Events of Default” below with respect to Sections 1008 (Limitation upon Liens) and 1009 (Limitations upon Sales and Leasebacks) of the Indenture (which sections would no longer be applicable to such Securities) or described in the third or fifth bullet point under “—Events of Default” below with respect to any other covenant with respect to which there has been defeasance, the amount of cash and the amounts of principal and interest payable on the government obligations on deposit with the trustee will be sufficient to pay amounts due on such Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Securities at the time of the acceleration resulting from the event of default. However, the Issuer would remain liable to make payment of the amounts due at the time of acceleration.
Modification and Waiver
Under the Indenture, modifications and amendments may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of each series of outstanding Securities which is affected by the modification or amendment. However, the consent of the holder of each Security affected by the modification or amendment is required for any modification or amendment that would, among other things:
•
change the stated maturity of principal of, or any installment of interest or premium, if any, on, or change the obligation of the Issuer to pay any additional amounts as contemplated by Section 1010 of the Indenture on, any Security;

•
reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, any Security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the original issue discount security or would be provable in bankruptcy;

•	change the place of payment where, or the coin, currency, currencies, currency unit or composite currency in which payment of principal, premium, if any, or interest on any Security is payable;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any Security;
•	reduce the above stated percentage of holders of Securities necessary to modify or amend the Indenture or to consent to any waiver under the Indenture; or
•	modify the foregoing requirements or the provisions of the Indenture related to waiver of certain covenants or waiver of past defaults.
The Indenture permits the holders of at least a majority in aggregate principal amount of each series of outstanding Securities to waive compliance by the Issuer with some of the restrictions described under “—Restriction on Merger and Sales of Assets” and compliance with specified other covenants of the Issuer contained in the Indenture, including, in the case of the unsubordinated indenture, the restrictions described in this prospectus under “—Liens” and “—Sales and Leasebacks.”
Events of Default
The Indenture defines an “event of default” with respect to any series of Securities as being any one of the following events:
•	default in the payment of any interest upon any Security of the series when due, continued for 30 days;
•	default in the payment of the principal of, or premium, if any, on a Security of the series at its maturity;
•
default in the performance of any other covenant of the Issuer in the Indenture, continued for 60 days after written notice as provided in the Indenture, other than a covenant included in the Indenture solely for the benefit of any series of Securities other than the series in question or a covenant default the performance of which would be covered by the fifth bullet point below;

•	certain specified events in bankruptcy, insolvency or reorganization; and
•	any other event of default provided with respect to Securities of the series.
No event of default provided with respect to a particular series of Securities, except as to events described in the third and fourth bullet points above, necessarily constitutes an event of default with respect to any other series of Securities.
If an event of default described in the first, second or fifth bullet point above with respect to Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding Securities of that series may declare the principal amount of all of the Securities of that series to be due and payable immediately, or, if the Securities of that series are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. If an event of default described in the third or fourth bullet point above occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of all the Securities then outstanding may declare the principal amount of all of the outstanding Securities to be due and payable immediately, or, if any Securities are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to outstanding Notes of a series (or of all outstanding Securities, as the case may be) has been made, but before a judgment or decree for payment of the money has been obtained by the trustee as provided in the Indenture, the holders of a majority in principal amount of outstanding Securities of that series or of all outstanding Securities, as the case may be, may, subject to specified conditions, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal or specified portion of accelerated principal, with respect to outstanding

Securities of the series or of all outstanding Securities, as the case may be, have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Securities of a series or of all outstanding Securities, as the case may be, may, subject to specified limitations, waive any past default and its consequences.
In case an event of default with respect to the Securities of a series has occurred and is continuing, the trustee will be obligated to exercise those rights and powers vested in it by the Indenture with respect to the series that a prudent person would exercise and to use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of his or her own affairs.
Subject to the provisions of the Indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request, order or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to these provisions for the indemnification of the trustee and specified limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Securities of a series or of all outstanding Securities , as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
The Issuer is required to furnish to the trustee annually a statement as to the fulfillment by the Issuer of all of its obligations under the Indenture.
Resignation and Removal of the Trustee
The trustee may resign at any time by giving written notice to us.
The trustee may also be removed with respect to any series of outstanding Securities by an act of the holders of a majority in principal amount of the then outstanding Securities of such series.
No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.
Under certain circumstances, we may appoint a successor trustee.
We will provide you with notice of any resignation, removal or appointment of the trustee.
Notices
Notices to holders of the Securities are to be given by mail to the addresses of the holders as they may appear in the security register. If it is impractical to mail notice of any event to holders when such notice is required to be given pursuant to the Indenture, then any manner of giving such notice as shall be satisfactory to the trustee shall be deemed to be sufficient giving of such notice.
Title
The Issuer, the trustee, and any agent of either, may treat the person or entity in whose name any Securities are registered as the owner of those Securities for the purpose of receiving payments on such Securities (subject to the provisions of the Indenture) and for all other purposes whatsoever, whether or not such Securities may be overdue, and irrespective of notice to the contrary.
Governing Law
The Indenture and the Restricted Notes are, and the Registered Notes will be, governed by and construed in accordance with the laws of the State of New York.
The Trustee, Securities Registrar, Paying Agent
The trustee, securities registrar and paying agent is The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. also maintains various banking and trust relationships with us and some of our affiliates. We may vary or terminate the appointment of any paying agent or securities registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts.

The trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Registered Notes of any series pursuant to the Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
The Global Notes
Like the Restricted Notes, the Registered Notes will be issued in the form of registered notes in global form, without interest coupons (the “global notes”).
Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the dealer managers and solicitation agents; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream, as applicable. We have provided the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the dealer managers and solicitation agents are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the U.S. Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.
DTC’s participants include securities brokers and dealers, including the dealer managers and solicitation agents; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Registered Notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have the Registered Notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of the Registered Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the Registered Notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depository to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
In a few special situations described below, the book-entry system for the notes will terminate and interests in the global notes will be exchanged for definitive notes in registered form. You must consult your bank, broker or other financial institution to find out how to have your interests in the notes transferred to your name, so that you will be a direct holder.
The special situations for termination of the book-entry system for the notes are:
•
the depositary for any of the notes represented by a registered global note (1) notifies us that it is unwilling or unable to continue as depositary or clearing system for the global notes or (2) ceases to be a “clearing agency” registered under the Exchange Act, and in either event we are unable to find a qualified replacement for such depositary within 90 days;

•	we, in our sole discretion, determine to allow global notes to be exchangeable for definitive notes in registered form; or
•	there has occurred and is continuing an event of default with respect to the notes and DTC notifies the trustee of its decision to exchange the global notes for definitive notes in registered form.

EXCHANGE OFFERS; REGISTRATION RIGHTS
On June 10, 2020, the Company and BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC entered into the Registration Rights Agreement with respect to the Restricted Notes. In the Registration Rights Agreement, the Company agreed, among other things, for the benefit of the holders of the Restricted Notes to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Restricted Notes for Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act by June 5, 2021.
If the SEC declares the registration statement of which this prospectus forms a part effective, the Company will offer the Registered Notes in exchange for the Restricted Notes. Each of the exchange offers will remain open for at least 20 business days (or longer if required by applicable law) after the date we electronically deliver notice of such exchange offer to the holders of the applicable Restricted Notes. For each Restricted Note surrendered to the Company under the exchange offers, the holders of such Restricted Note will receive a Registered Note of such series of equal principal amount. Interest on each Registered Note will accrue (1) from the last interest payment date on which interest was paid on the Restricted Note surrendered in exchange therefor or (2) if no interest has been paid on the Restricted Note, from the last interest payment date on which interest was paid on the subsidiary note surrendered in exchange for the Restricted Note in the private exchange offers consummated on June 10, 2020. A holder of registrable securities that participates in the exchange offers will be required to make certain representations to us. RTX will use commercially reasonable efforts to complete the exchange offers not later than 60 days after the registration statement becomes effective.
Under existing interpretations of the SEC contained in several no-action letters to third parties, the Registered Notes will be freely transferable after the exchange offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act when it resells the Registered Notes. In addition, under applicable interpretations of the staff of the SEC, RTX’s affiliates will not be permitted to exchange their Restricted Notes for Registered Notes in the exchange offers.
RTX will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of the Registered Notes. Restricted Notes of any series not tendered in the exchange offers will bear interest at the rate set forth in “Description of the Notes” with respect to such series of Restricted Notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offers.
In the event that RTX determines that the exchange offers may not be completed because they would violate any applicable law or applicable interpretations of the staff of the SEC or, if the exchange offers are not for any other reason completed prior to the later of June 5, 2021 and the date on which, under certain circumstances, any dealer manager and solicitation agent so requests, RTX will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Restricted Notes and to keep that shelf registration statement effective until the date that the Restricted Notes cease to be “registrable securities” (as defined below). RTX will, in the event of such a shelf registration, provide to each participating holder of Restricted Notes copies of a prospectus, notify each participating holder of Restricted Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Restricted Notes. A holder of registrable securities that sells Restricted Notes under the shelf registration statement generally will be required to make certain representations to RTX, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from RTX.

If a “registration default” (as defined below) occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Restricted Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when all registration defaults are cured. A “registration default” occurs if (1) (a) the registration statement has not been deemed effective on or prior to June 5, 2021 or (b) the exchange offers are not completed prior to June 5, 2021 and a shelf registration statement is required and is not declared effective on or prior to the later of June 5, 2021 and 60 days after delivery of a request by a dealer manager and solicitation agent for the filing of a shelf registration, or (2) if applicable, a shelf registration statement covering resales of the Restricted Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive days prior to the date on which there are no longer Restricted Notes that are “registrable securities” or (b) at any time in any 12-month period prior to the date on which there are no longer Restricted Notes that are “registrable securities,” and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to a series of Restricted Notes, and additional interest ceases to accrue on any registrable securities of a series of Restricted Notes, when the exchange offers are completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such Restricted Notes cease to be “registrable securities.”
The Registration Rights Agreement defines “registrable securities” initially to mean the Restricted Notes and provides that the Restricted Notes will cease to be registrable securities upon the earliest to occur of the following: (1) when a registration statement with respect to such Restricted Notes has become effective and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (2) when such Restricted Notes cease to be outstanding, (3) when such Restricted Notes have been sold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, so long as the Company shall have removed or caused to be removed any restrictive legend on the Restricted Notes or (4) the date that is three years from June 10, 2020.
Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Restricted Notes is payable.
This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety to, all the provisions of the Registration Rights Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Registered Notes in the exchange offers. It does not purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of Restricted Notes who hold the Restricted Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances and does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions; insurance companies, regulated investment companies, real estate investment trusts or mutual funds; holders liable for the alternative minimum tax; certain former citizens or former long-term residents of the United States; U.S. holders having a “functional currency” other than the U.S. dollar; tax-exempt organizations; dealers in securities or currencies; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein); subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; traders in securities that elect to use a mark to market method of accounting; “controlled foreign corporations”; “passive foreign investment companies”; or holders that hold Restricted Notes as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated or risk reduction transaction.
This discussion does not address any tax consequences under U.S. federal tax laws other than those pertaining to income tax, nor does it address any considerations under any state, local or foreign tax laws or under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion also does not address any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Restricted Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.
This discussion is for general purposes only. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Restricted Notes for Registered Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
Consequences of Tendering Restricted Notes
The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Restricted Notes for Registered Notes, your basis in the Registered Notes will be the same as your basis in the Restricted Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Restricted Notes exchanged.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, the Company will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.
The Company will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the exchange offers, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration time of the exchange offers, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay certain expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Registered Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

LEGAL MATTERS
Wachtell, Lipton, Rosen & Katz, New York, New York will pass on certain aspects of the validity of the Registered Notes offered in the exchange offers.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of RTX and RTX management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to RTX’s Current Report on Form 8-K dated October 27, 2020 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of RTX for the three-month periods ended March 31, 2020 and 2019, six-month periods ended June 30, 2020 and 2019 and nine-month periods ended September 30, 2020 and 2019, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2020, July 28, 2020 and October 27, 2020, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for each report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.
The financial statements of Raytheon and Raytheon management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to RTX’s Current Report on Form 8-K filed on April 8, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus (excluding in each case information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):
1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 6, 2020 (Items 1B, 3–5, 7A, 9–14, 15 (excluding sub-Items (a)1 and (a)2), and 16);
2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;
3.
The Company’s Current Reports on Form 8-K filed with the SEC on January 17, 2020, February 3, 2020, February 28, 2020, March 13, 2020, April 8, 2020, April 28, 2020, May 7, 2020 (No. 20857288), May 18, 2020, May 29, 2020, June 10, 2020, October 27, 2020 (No. 201264754), and October 27, 2020 (No. 201264658); and

4.	The Company’s Definitive Proxy Statement pursuant to Section 14 of the Exchange Act filed with the SEC on March 13, 2020.
You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. We have not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.
We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:
Raytheon Technologies Corporation
870 Winter Street
Waltham, MA 02451
Attention: Investor Relations Department
Telephone: (781) 522-5141
Email: investors@rtx.com
To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than      , 2020. In the event that we extend the exchange offers, you must submit your request at least five business days before the expiration date of the exchange offers, as extended.
Except as expressly provided above, no other information is incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 (File No. 333-[_]) under the Securities Act that registers the Registered Notes that will be offered in exchange for the Restricted Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Registered Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We also maintain an Internet site at http://www.rtx.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision. RTX’s and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are all either the registered or unregistered trademarks or tradenames of RTX and its subsidiaries. Names, abbreviations of names, logos, and products and service designators of other companies are either the registered or unregistered trademarks or tradenames of their respective owners.

Offers to Exchange the Notes Set Forth Below
Registered Under the Securities Act of 1933, as amended
for
Any and All Outstanding Restricted Notes
Set Forth Opposite the Corresponding Registered Notes
REGISTERED NOTES	RESTRICTED NOTES
$181,150,000 3.100% Notes due 2021 (CUSIP No. 75513E CD1)	$181,150,000 3.100% Notes due 2021 (CUSIP No. 75513E BA8 AND U7532Y AW4)
$910,309,000 2.500% Notes due 2022 (CUSIP No. 75513E BW0)	$910,309,000 2.500% Notes due 2022 (CUSIP No. 75513E AT8 AND U7532Y AP9)
$960,726,000 2.800% Notes due 2022 (CUSIP No. 75513E CE9)	$960,726,000 2.800% Notes due 2022 (CUSIP No. 75513E BB6 AND U7532Y AX2)
$359,702,000 3.700% Notes due 2023 (CUSIP No. 75513E CF6)	$359,702,000 3.700% Notes due 2023 (CUSIP No. 75513E BC4 AND U7532Y AY0)
$242,777,000 3.150% Notes due 2024 (CUSIP No. 75513E BX8)	$242,777,000 3.150% Notes due 2024 (CUSIP No. 75513E AU5 AND U7532Y AQ7)
$867,643,000 3.200% Notes due 2024 (CUSIP No. 75513E CG4)	$867,643,000 3.200% Notes due 2024 (CUSIP No. 75513E BD2 AND U7532Y AZ7)
$2,000,000 8.610% Notes due 2025 (CUSIP No. 75513E BM2)	$2,000,000 8.610% Notes due 2025 (CUSIP No. 75513E AJ0 AND U7532Y AE4)
$3,000,000 8.610% Notes due 2025 (CUSIP No. 75513E BJ9)	$3,000,000 8.610% Notes due 2025 (CUSIP No. 75513E AF8 AND U7532Y AB0)
$1,245,000 8.650% Notes due 2025 (CUSIP No. 75513E BH3)	$1,245,000 8.650% Notes due 2025 (CUSIP No. 75513E AE1 AND U7532Y AA2)
$5,000,000 8.650% Notes due 2025 (CUSIP No. 75513E BL4)	$5,000,000 8.650% Notes due 2025 (CUSIP No. 75513E AH4 AND U7532Y AD6)
$16,520,000 7.280% Notes due 2025 (CUSIP No. 75513E BQ3)	$16,520,000 7.280% Notes due 2025 (CUSIP No. 75513E AM3 AND U7532Y AH7)
$20,000,000 7.298% Notes due 2025 (CUSIP No. 75513E BP5)	$20,000,000 7.298% Notes due 2025 (CUSIP No. 75513E AL5 AND U7532Y AG9)
$20,000,000 7.750% Notes due 2025 (CUSIP No. 75513E BN0)	$20,000,000 7.750% Notes due 2025 (CUSIP No. 75513E AK7 AND U7532Y AF1)
$10,000,000 7.500% Notes due 2026 (CUSIP No. 75513E BR1)	$10,000,000 7.500% Notes due 2026 (CUSIP No. 75513E AN1 AND U7532Y AJ3)
$1,153,072,000 3.500% Notes due 2027 (CUSIP No. 75513E CH2)	$1,153,072,000 3.500% Notes due 2027 (CUSIP No. 75513E BE0 AND U7532Y BA1)
$128,850,000 7.100% Notes due 2027 (CUSIP No. 75513E BS9)	$128,850,000 7.100% Notes due 2027 (CUSIP No. 75513E AP6 AND U7532Y AK0)
$318,831,000 7.200% Notes due 2027 (CUSIP No. 75513E BY6)	$318,831,000 7.200% Notes due 2027 (CUSIP No. 75513E AV3 AND U7532Y AR5)
$164,020,000 7.000% Notes due 2028 (CUSIP No. 75513E BZ3)	$164,020,000 7.000% Notes due 2028 (CUSIP No. 75513E AW1 AND U7532Y AS3)
$128,716,000 6.800% Notes due 2036 (CUSIP No. 75513E BT7)	$128,716,000 6.800% Notes due 2036 (CUSIP No. 75513E AQ4 AND U7532Y AL8)
$134,016,000 7.000% Notes due 2038 (CUSIP No. 75513E BU4)	$134,016,000 7.000% Notes due 2038 (CUSIP No. 75513E AR2 AND U7532Y AM6)
$534,038,000 4.875% Notes due 2040 (CUSIP No. 75513E CA7)	$534,038,000 4.875% Notes due 2040 (CUSIP No. 75513E AX9 AND U7532Y AT1)
$407,199,000 4.700% Notes due 2041 (CUSIP No. 75513E CB5)	$407,199,000 4.700% Notes due 2041 (CUSIP No. 75513E AY7 AND U7532Y AU8)
$388,192,000 4.800% Notes due 2043 (CUSIP No. 75513E CJ8)	$388,192,000 4.800% Notes due 2043 (CUSIP No. 75513E BF7 AND U7532Y BB9)
$262,547,000 4.200% Notes due 2044 (CUSIP No. 75513E CC3)	$262,547,000 4.200% Notes due 2044 (CUSIP No. 75513E AZ4 AND U7532Y AV6)
$10,000,000 7.375% Notes due 2046 (CUSIP No. 75513E BV2)	$10,000,000 7.375% Notes due 2046 (CUSIP No. 75513E AS0 AND U7532Y AN4)
$956,014,000 4.350% Notes due 2047 (CUSIP No. 75513E CK5)	$956,014,000 4.350% Notes due 2047 (CUSIP No. 75513E BG5 AND U7532Y BC7)
PROSPECTUS
     , 2020

RAYTHEON TECHNOLOGIES CORPORATION
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.	Indemnification of Directors and Officers
Section 6.5 of the Company’s bylaws requires the Company to indemnify and hold harmless, to the full extent permitted from time to time under the General Corporation Law of the State of Delaware (the “DGCL”), each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of the Company. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareowners.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized in accordance with the Company’s bylaws, the Company has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
Any agreements that the Company enters into with respect to the sale of securities may also provide for indemnification provisions.
Article TENTH of the Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its shareowners, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL for payment of unlawful dividends or unlawful stock repurchases or redemption, or (4) for any transaction from which the director derived an improper personal benefit.
Item 21.	Exhibits and Financial Statement Schedules
Number	Description	Method of Filing
3.1	Restated Certificate of Incorporation of Raytheon Technologies Corporation, effective as of April 3, 2020	Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8, filed with the SEC on April 6, 2020 (File No. 333-237576)
3.2	Amended and Restated Bylaws of Raytheon Technologies Corporation, effective as of April 3, 2020	Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8, filed with the SEC on April 6, 2020 (File No. 333-237576)
4.1
Amended and Restated Indenture, dated as of May 1, 2001, between United Technologies Corporation (renamed Raytheon Technologies Corporation) and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York
Incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3, filed with the SEC on May 4, 2001 (File No. 333-60276)
4.2	Designated Officers’ Certificate of the Company, dated as of June 10, 2020, pursuant to the Indenture (including forms of the Registered Notes)	Filed herewith
4.3	Forms of Registered Notes	Included in Exhibit 4.2
4.4
Registration Rights Agreement, dated as of June 10, 2020, by and among Raytheon Technologies Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC
Filed herewith
5.1	Legal Opinion of Wachtell, Lipton, Rosen & Katz	Filed herewith

Number	Description	Method of Filing
15.1	Awareness Letter of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Raytheon Technologies Corporation	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Raytheon Technologies Corporation	Filed herewith
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Raytheon Company	Filed herewith
23.3	Consent of Wachtell, Lipton, Rosen & Katz	Included in Exhibit 5.1
24.1	Powers of Attorney (included on signature pages attached hereto)	Filed herewith
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the Amended and Restated Indenture, dated as of May 1, 2001	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
Item 22.	Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 28, 2020 in the City of Waltham, Commonwealth of Massachusetts.
RAYTHEON TECHNOLOGIES CORPORATION

By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Executive Vice President and General Counsel
Each of the undersigned officers and directors of Raytheon Technologies Corporation, a Delaware corporation, whose signature appears below constitutes and appoints Gregory J. Hayes, Anthony F. O’Brien and Frank R. Jimenez and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including pre-effective and post-effective amendments and otherwise, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on October 28, 2020.
Signature	Title	Date

/s/ Gregory J. Hayes	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2020
Gregory J. Hayes

/s/ Anthony F. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2020
Anthony F. O’Brien

/s/ Michael J. Wood	Corporate Vice President, Controller (Principal Accounting Officer)	October 28, 2020
Michael J. Wood

/s/ Thomas A. Kennedy	Executive Chair of the Board of Directors	October 28, 2020
Thomas A. Kennedy

/s/ Tracy A. Atkinson	Director	October 28, 2020
Tracy A. Atkinson

/s/ Lloyd J. Austin III	Director	October 28, 2020
Lloyd J. Austin III

/s/ Marshall O. Larsen	Director	October 28, 2020
Marshall O. Larsen

/s/ George R. Oliver	Director	October 28, 2020
George R. Oliver

Signature	Title	Date

/s/ Robert K. Ortberg	Director	October 28, 2020
Robert K. Ortberg

/s/ Margaret L. O’Sullivan	Director	October 28, 2020
Margaret L. O’Sullivan

/s/ Dinesh C. Paliwal	Director	October 28, 2020
Dinesh C. Paliwal

/s/ Ellen M. Pawlikowski	Director	October 28, 2020
Ellen M. Pawlikowski

/s/ Denise L. Ramos	Director	October 28, 2020
Denise L. Ramos

/s/ Fredric G. Reynolds	Director	October 28, 2020
Fredric G. Reynolds

/s/ Brian C. Rogers	Director	October 28, 2020
Brian C. Rogers

/s/ James A. Winnefeld, Jr.	Director	October 28, 2020
James A. Winnefeld, Jr.

/s/ Robert O. Work	Director	October 28, 2020
Robert O. Work